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                                                                    EXHIBIT 3.59

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        CORPORATE TRANSFER SERVICE, INC.

     WE, THE UNDERSIGNED, RAYMOND D. QUIST and LOUIS B. OBERHAUSER, respectively the President and Secretary of Corporate Transfer Service, Inc. a Minnesota corporation, subject to the provisions of Chapter 302A of the Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that at the annual meeting of the shareholders on August 18, 1987, the shareholders holding the majority of the issued and outstanding voting stock of Corporate Transfer Service, Inc. agreed to and adopted the Resolution attached hereto as Exhibit "A" effective August 18, 1987.

     IN WITNESS WHEREOF, we have subscribed our names this 30th day of August, 1987.

                                            /s/ Raymond D. Quist
                                            ------------------------------------
                                            RAYMOND D. QUIST, President


                                            /s/ Louis B. Oberhauser
                                            ------------------------------------
                                            LOUIS B. OBERHAUSER, Secretary

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                                   EXHIBIT "A"

     Upon motion duly made, seconded, and carried, it was

     RESOLVED, that the Articles of Incorporation of Corporate Transfer Service, Inc. which reads as follows:

                                   ARTICLE XI.

     That any of the following actions shall require the written and signed consent of the holders of more than 75% of the authorized, issued and outstanding shares of common voting stock of the corporation entitled to vote for the election of the Board of Directors.

     a) The issuance of any shares of common voting shares of the corporation from its unissued or treasury stocks.

     b)  Establishment of additional classes of stock

     c)  Changes in officers compensation

     d)  Payment of dividends or bonuses

     e)  Hiring new employees or increasing employee benefits

     f) Borrowing money on behalf of the corporation or incurring any installment or lease obligation in excess of six months.

be amended to read as follows:

                                   ARTICLE XI.

     That any of the following actions shall require the written and signed consent of the holders of more than 75% of the authorized, issued and outstanding shares of common voting stock of the corporation entitled to vote for the election of the Board of Directors.

     a) The issuance of any shares of common voting shares of the corporation from its unissued or treasury stocks.

     b)  Establishment of additional classes of stock.

     c)  Changes in officers compensation

     d)  Payment of dividends or bonuses

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